UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 18, 2015 (February 17, 2015)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

FINRA advised us that 1 for 2,000 reverse-stock split would be announced on February 17, 2015 on FINRA's daily list and the reverse split would take effect at the opening of business on February 18, 2015.  The new symbol will be ECOSD.  The D will be removed in 20 business days.

Accordingly, the market price of our common stock now reflects the 1 for 2,000 share reverse-stock split.

Background

On October 3, 2014, we reported that our 1 for 2,000 reverse stock split would not be processed by FINRA.  We reported that we intended to appeal FINRA's decision.  We filed our Notice of Appeal with FINRA on September 23, 2014, but failed to pay the $4,000.00 filing fee.  As a result FINRA's decision to not process the reverse-stock split became final and unappealable.  FINRA advised us that the decision not process the reverse-stock split arose out of an SEC order issued against Curt Kramer, Mazuma Corporation, Mazuma Funding Corporation, and Mazuma Holding Corporation.  FINRA recognized that we were transacting business with Asher Enterprises and Asher Enterprises' president was Curt Kramer.

After reviewing FINRA's decision, our board decided to take all necessary steps to cease any type of relationship with Curt Kramer, Mazuma Corporation, Mazuma Funding Corporation, Mazuma Holding Corporation and Asher Enterprises.

On November 19, 2014, we entered into an Assignment Agreement with Asher Enterprises, Inc., a Delaware corporation ("Asher") and Proteus Capital, LLC, a Utah Limited Liability Company ("Proteus") whereby it was agreed that Asher would assign to Proteus all of its right, title and interest in and to an 8% Convertible Promissory Note, dated as of October 21, 2013 made between us and Asher in the original principal sum of $32,000.00.  The consideration for the assignment aforesaid was $25,000.00 paid to Asher.  On November 19, 2014, the assignment was complete and all right, title and interest to the 8% Convertible Promissory Note was transferred from Asher to Proteus.  The foregoing was reported in our Form 8-K filed with the SEC on December 19, 2014.

Thereafter we advised FINRA that any type of relationship we had with the foregoing was terminated.  We asked FINRA if they would review the situation a second time and consider processing the 1 for 2000 reverse stock split.  FINRA said they would review the matter.  After completing a comment process, FINRA advised us that 1 for 2,000 reverse-stock split would be announced on February 17, 2015 on FINRA's daily list and this corporate action would take effect at the open of business February 18, 2015.  The new symbol will be ECOSD.  The D will be removed in 20 business days.

Accordingly, the market price of our common stock reflects the 1 for 2,000 share reverse-stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of February 2015.

ECOLOCAP SOLUTIONS INC.

BY:	MICHAEL SIEGEL
Michael Siegel
Principal Executive Officer and a member of the Board of Directors